                            COMMONWEALTH ASSOCIATES

                                2,000,000 Shares

                             THINK NEW IDEAS, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------


Commonwealth Associates
733 Third Avenue
New York, New York  10017

     THINK New Ideas, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Commonwealth Associates (the "Underwriter"), pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 2,000,000 shares (the "Stock") of Common Stock, $.0001 par value (such class of stock being herein called the "Common Stock"), of the Company. In addition, the Company and a certain stockholder of the Company named in Schedule A hereto (the "Selling Stockholder") severally proposed to grant to the Underwriter the option referred to in Section 3(b) hereof to purchase all or any part of an aggregate of 300,000 additional shares of Common Stock, the Selling Stockholder selling not more than the number of shares set forth opposite the Selling Stockholder's name in Schedule B hereto, if and to the extent that you shall have determined to exercise the right to purchase such shares of Common Stock. Unless the context otherwise indicates, the term "Stock" shall include the 300,000 additional shares referred to above.

     You have advised the Company that you desire to purchase the Stock. The Company confirms the agreement made by it with respect to the purchase of the Stock by you as follows:

     1. Representations and Warranties of the Company.  The Company represents
        ---------------------------------------------
and warrants to, and agrees with, the Underwriter that:

        (a) A registration statement (File No. 333-12795) on Form SB-2 relating to the public offering of the Stock, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(i) if such registration
statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representative prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

        (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

        (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition. The Company has no subsidiaries other than those listed on Schedule B attached hereto (the "Subsidiaries"). The Company does not own any equity interest in any other corporation, joint venture, partnership or other business entity, other than the Subsidiaries. The Company owns all of the capital stock of each Subsidiary free and clear of all liens, securities interest and encumbrances. Each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the state of its respective incorporation, with full power and authority, corporate and other, to own or lease and operate its respective properties and to conduct its respective business as described in the Registration Statement. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could result in a material adverse effect on the financial condition, results of operations, business or properties of such Subsidiary.

        (d) The authorized, issued and outstanding capital stock of the Company as of September 30, 1996 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

        (e) The Stock and the Common Stock to be issued upon exercise of the common stock purchase warrants to be issued to the Underwriter (the "Warrants") are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

        (f) This Agreement, the Warrants and the Advisory Agreement (to be delivered to you in accordance with Section 4(o) and 4(r), respectively, hereof) have been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to authorize, issue and sell the Stock to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Stock or the Warrants, except such as may be required under the Act or state securities laws.

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        (g) Except as described in the Prospectus, neither the Company nor any of its Subsidiaries is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound or to which any of the respective properties or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the respective articles of incorporation or the by-laws of the Company or any of its Subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or any of its Subsidiaries of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its Subsidiaries.

        (h) Subject to the qualifications stated in the Prospectus, the Company and each of its Subsidiaries has good and marketable title to all respective properties and assets described in the Prospectus as owned by the Company and each of its Subsidiaries, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its respective business; all of the material leases and subleases under which the Company or any of its Subsidiaries is the lessor or sublessor of properties or assets or under which the Company or any of its Subsidiaries holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company and each of its Subsidiaries is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any of its Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and each of its Subsidiaries owns or leases all such properties described in the Prospectus as are necessary to its respective operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

        (i) BDO Seidman, LLP, who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

        (j) The financial statements, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow of the Company and each of its Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved and the Rules and Regulations. The information set forth under the captions "Dilution," "Capitalization" and "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

        (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the respective businesses of the Company or any of its Subsidiaries, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or any of its Subsidiaries or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any of its Subsidiaries or any adverse change or any development involving, so far as the Company can now reasonably foresee a prospective adverse change in the respective conditions (financial or other), net worths, results of operations, businesses, key personnel or properties of the Company or any of its Subsidiaries which would be material to the respective businesses or financial conditions of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has become a party to, and neither the respective businesses nor the properties of the Company or any of its Subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

        (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the respective conditions (financial or other), business prospects, net worths, or properties of the Company or any of its Subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any of its Subsidiaries exist or are imminent which might be expected to adversely affect the conduct of the respective businesses, properties or operations or the financial conditions or results of operations of the Company or any of its Subsidiaries.

        (m) Except as disclosed in the Prospectus, the Company and each of its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company or any of its Subsidiaries.

        (n) The Company and each of its Subsidiaries has sufficient licenses, permits and other governmental authorizations as are required for the conduct of its respective business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and none of the foregoing are in dispute or are in conflict with the right of any other person or entity. To the best knowledge of the Company, none of the activities or business of the Company or any of its Subsidiaries are in violation of, or cause the Company or any of its Subsidiaries to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the respective conditions (financial or otherwise), businesses, properties, prospective results of operations, or net worth of the Company or any of its Subsidiaries.

        (o) Neither the Company nor any of its Subsidiaries has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

        (p) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Stock to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

        (q) All contracts and other documents of the Company and each of its Subsidiaries which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

        (r) Neither the Company nor any of its Subsidiaries has taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

        (s) Neither the Company nor any of its Subsidiaries has entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the public offering referred to herein.

        (t) Except as previously disclosed in writing by the Company to the Representative, no officer, director or stockholder of the Company or any of its Subsidiaries has any National Association of Securities Dealers Inc. (the "NASD") affiliation.

        (u) Neither the Company nor any of the Subsidiaries is and upon receipt of the proceeds from the sale of the Stock will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

        (v) Neither the Company nor any of its Subsidiaries has distributed nor will distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Stock other than the Prospectus, the Registration Statement and the other materials permitted by the Act.


        (w) The conditions for use of Form SB-2, as set forth in the General Instructions thereto, have been satisfied.

        (x) The Company has complied with all provisions of Section 517.075 Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

     2. Representations and Warrant's of the Selling Stockholder.  The Selling
        --------------------------------------------------------
Stockholder represents and warrants to and agrees with, the Underwriter that:

        (a) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.

        (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and Continental Stock Transfer and Trust Company, as Custodian, relating to the deposit of the Stock to be sold by the Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as the Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under the Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Stock.

        (c) The Selling Stockholder has, and on the Closing Date and Option Closing Date, if any, will have, valid title to the Stock to be sold by the Selling Stockholder and the legal right and power, and all approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Stock to be sold by the Selling Stockholder.

        (d) The Stock to be sold by the Selling Stockholder pursuant to this Agreement, has been duly authorized and is validly issued, fully paid and non-assessable.

        (e) The Custody Agreement and the Power of Attorney have been duly executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

        (f) Assuming the Underwriter acquires its interest in the Stock to be sold by the Selling Stockholder in good faith and without notice of any adverse claims, delivery of the Stock to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Stock free and clear of any security interests, claims, liens, equities and other encumbrances.

        (g) All information furnished by or on behalf of the Selling Stockholder for use in the Registration Statement and Prospectus is, and on the Closing Date and Option Closing Date, if any, will be, true, correct, and complete, and does not, and on the Closing Date and Option Closing Date, if any, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

     3. Purchase, Delivery and Sale of the Stock.
        ----------------------------------------

        (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees
to buy from the Company at $     per share of Stock, at the place and time
hereinafter specified, 2,000,000 shares of Stock (the "First Stock").

        Delivery of the First Stock against payment therefor shall take place at the offices of Commonwealth Associates, 733 Third Avenue, New York, New York 10017 (or at such other place as may be designated by agreement between you and
the Company) at 10:00 a.m., New York time, on                , 199_, or at such
later time and date as you may designate, such time and date of payment and delivery for the First Stock being herein called the "First Closing Date."

        (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company and the Selling Stockholder hereby grant, severally and not jointly, an option to the Underwriter to purchase all or any part of an aggregate of an additional 300,000 shares of Stock (the Selling Stockholder to sell to the Underwriter up to the number of additional shares of Stock set forth in Schedule B opposite the name of the Selling Stockholder), at the same price per share of Stock, as the Underwriter shall pay for the First Stock being sold pursuant to the provisions of subsection (a) of this Section 3 (such additional Stock being referred to herein as the "Option Stock"). This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Underwriter to the Company and the Custodian advising as to the amount of Option Stock as to which the option is being exercised, the names and denominations in which the certificates for such Option Stock are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Stock against payment therefor shall take place at the offices of Commonwealth Associates, 733 Third Avenue, New York, New York 10017. In the event that this option is exercised in part, the Underwriter shall first purchase all of the shares of Option Stock offered by the Selling Stockholder before purchasing any Option Stock from the Company. The option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriter of First Stock referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Stock at the Option Closing Date.

        (c) The Company will make the certificates for the Stock to be purchased by the Underwriter hereunder available to the Underwriter for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

        Definitive certificates in negotiable form for the Stock to be purchased by the Underwriter hereunder will be delivered by the Company the Underwriter for the accounts of the Underwriter against payment of the purchase price therefor by the Underwriter, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

        In addition, in the event the Underwriter exercise the option to purchase from the Company and the Selling Stockholder all or any portion of the Option Stock pursuant to the provisions of subsection (b) above, payment for such stock shall be made to or upon the order of the Company and the Custodian, on behalf of the Selling Stockholder, respectively, by certified or bank cashier's checks payable in New York Clearing House funds at the offices of Commonwealth Associates, at the time and date of delivery of such Stock as required by the provisions of subsection (b) above, against receipt of the certificates for such Stock by the Underwriter registered in such names and in such denominations as the Underwriter may request.

     It is understood that the Underwriter proposes to offer the Stock to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     4.  Covenants of the Company.  The Company covenants and agrees with the
         ------------------------
Underwriter that:

        (a) The Company will use its best efforts to cause the Registration Statement to become effective. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriter of the distribution of the Stock contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective (the "Minimum Period"), the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Stock.

        As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Stock for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

        The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Stock for such period as in the opinion of counsel to the Underwriter the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under this Act to be delivered in connection with sales by the Underwriter of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Stock or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the Stock, to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

        The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Stock.

        (b) The Company will use its best efforts to qualify to register the Stock for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Stock. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request.

        (c) If the sale of the Stock provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 9, including the accountable expenses of the Underwriter, including legal fees.

        (d) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering (and will notify the Underwriter in writing immediately upon the effectiveness of such registration statement), and (ii) if requested by the Underwriter, to obtain a listing on the Pacific Stock Exchange, and to obtain and keep current a listing in the Standard & Poors or Moody's Industrial OTC Manual.

        (e) For so long as the Company is a reporting company under either
Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail, and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission of any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

        (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

        (g) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon the order of the Underwriter, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

        (h) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

        (i) The Company will apply the net proceeds from the sale of the Stock for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Stock and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

        (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary

Prospectus or Prospectus and take any other action, which in the reasonable opinion of Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Stock, and will use its best efforts to cause the same to become effective as promptly as possible.

        (k) The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants outstanding from time to time.

        (l) For a period of twelve months from the First Closing Date, no officer, director or stockholder of the Company (the "Principal Stockholders") will offer, sell or dispose of, directly or indirectly, any shares of Common Stock except for the Note Stock (as defined herein) without the prior written consent of the Underwriter. For a period of six months from the First Closing Date, no Principal Stockholder will offer, sell or dispose of directly or indirectly, any shares of Common Stock which were issued upon conversion of certain promissory notes, as listed in Schedule C (the "Note Stock") without the prior written consent of the Underwriter. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the shares of Common Stock and shares of Note Stock owned by the Principal Shareholders until the end of each such period.

        (m) Upon completion of this offering, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of its Common Stock on the Nasdaq National Market, and will effect and maintain such listing for at least five (5) years from the date of this Agreement.

        (n) The Company and each of the Principal Stockholders represents that it or he has not taken and agree that it or he will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Stock or to facilitate the sale or resale of the Stock.

        (o) On the Closing Date, and simultaneously with the delivery of the Stock, the Company shall execute and deliver to you the Warrants. The Warrants will be substantially in the form of the Stock Purchase Warrant filed as an Exhibit to the Registration Statement.

        (p) During the 18 month period commencing on the date of this Agreement the Company will not, without the prior written consent of the Underwriter, grant options to purchase shares of Common Stock at a price less than the greater of (i) initial public offering price of the Stock or (ii) the fair market value of the Common Stock on the date of grant. During the six month period commencing on the date of this Agreement, the Company will not, without the prior written consent of the Underwriter, grant options to any current officer of the Company. During the three year period from the First Closing Date, the Company will not, without the prior written consent of the Underwriter offer or sell any of its Securities pursuant to Regulation S.

        (q) Scott Mednick will be President of the Company on the Closing Dates. The Company has obtained key person life insurance on the lives of each of Scott Mednick and Ronald Bloom in an amount of not less than $2 million and will use its best efforts to maintain such insurance until the end of the fifth anniversary of the First Closing Date or, if such individual's employment is terminated prior to such date, to maintain such insurance on his successor until the expiration of such period. For a period of thirteen months from the First Closing Date, the compensation of the executive officers of the Company shall not be increased from the compensation levels disclosed in the Prospectus.

        (r) On the Closing Date and simultaneously with the delivery of the Stock the Company shall execute and deliver to you a financial advisory and consulting agreement with you, in the form previously delivered to the Company by you (the "Advisory Agreement") along with payment of the fee due thereunder, by certified or bank cashier's checks, in New York Clearing House Funds, payable to the order of the Underwriter.

        (s) For a period of five (5) years from the Effective Date the Company
(i) at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders and
(ii) shall not change its accounting firm within the prior written consent of the Chairman or the President of the Underwriter.

        (t) As promptly as practicable after the Closing Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute at least four of such volumes to the individuals designated by the Underwriter or counsel to the Underwriter.

        (u) The Company shall, for a period of six years after the date of this Agreement, submit such reports to the Secretary of the Treasury and to stockholders, as the Secretary may require, pursuant to Section 1202 of the Internal Revenue Code, as amended, or regulations promulgated thereunder, in order for the Company to qualify as a "small business" so that stockholders may realize special tax treatment with respect to their investment in the Company.

        (v) The Company shall not grant registration rights to any person which are exercisable prior to 13 months after the First Closing Date.

        (w) For a period of three years after the Closing Date, the Company shall cause the transfer agent for the Company's Common Stock, at its own expense, to provide the Underwriter, if so requested, with copies of the Company's daily transfer sheets.

        (x) For a period of three years after the Closing Date, the Company shall maintain BDO Seidman, LLP as the regularly engaged independent certified public accounts to the Company, and shall not effect a change therefrom without the prior written consent of the Underwriter; provided that no such consent shall be necessary if the new independent certified public accountant to the Company is a firm which is a member of the so-called "Big Six."

     5. Conditions of Underwriter's Obligation.  The obligations of the
        ---------------------------------------
Underwriter to purchase and pay for the Stock which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company and the Selling Stockholder herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following conditions:

        (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter; and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

        (b) At the First Closing Date, you shall have received the opinion, addressed to the Underwriter, dated as of the First Closing Date, of DeMartino, Finkelstein, Rosen & Virga, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation in New York and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification;

               (ii) each of the Subsidiaries have been duly incorporated and are validly existing as a corporation in good standing under the laws of their respective states of incorporation, as set forth on Schedule B, with full corporate power and authority to own their properties and conduct their businesses as described in the Registration Statement and Prospectus and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the ownership or leasing of their properties or conduct of their businesses requires such qualification;

               (iii) to the best knowledge of such counsel, (a) the Company and each of its Subsidiaries has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its respective business as described in the Prospectus, (b) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (c) the Company and each of its Subsidiaries are in all material respects complying therewith;

               (iv) the authorized capitalization of the Company as of September 30, 1996 is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's board of directors have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Stock; the Stock conforms to the description thereof contained in the Prospectus; the Stock have been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws and the stockholders of the Company have no recession rights with respect to any outstanding securities of the Company; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

               (v) each of this Agreement, the Warrants and the Advisory Agreement have been duly and validly authorized, executed and delivered by the Company and assuming due execution by each other party hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law);

               (vi) the certificates evidencing the Stock are in due and proper form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the prices therein provided for; at all times during the term of the Warrants the shares of Common Stock of the Company issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrants and at the price provided for, will be duly and validly issued, fully paid and non-assessable;

               (vii) such counsel knows of no pending or threatened legal or governmental proceedings to which the Company or any of its Subsidiaries is a party which could materially adversely affect the respective businesses, properties, financial conditions or operations of the Company or any of its Subsidiaries; or which question the validity of the Common Stock of the Company, the Stock, this Agreement, the Warrants or the Advisory Agreement, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrants or the Advisory Agreement, and no such proceedings are known to such counsel to be contemplated against the Company or any of its Subsidiaries; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

               (viii) neither the Company nor any of its Subsidiaries is in violation of or default under, nor will the execution and delivery of this Agreement, the Warrants or the Advisory Agreement, and the incurrence of the obligations herein or therein set forth and the consummation of the transactions herein or therein contemplated, result in a breach or violation of, or constitute a default under the respective certificate or articles of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;

               (ix) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

               (x) such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective or as of the Closing Dates contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion);

               (xi) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

               (xii) no authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Stock by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Warrants or the Common Stock underlying the Warrants, other than registrations or qualifications of the Stock under applicable state or foreign securities or Blue Sky laws and registration under the Act;

               (xiii) the statements in the Registration Statement under the captions "Business", "Use of Proceeds", "Management", and "Description of Common Stock" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects; and

               (xiv) the Stock has been duly authorized for quotation on the Nasdaq National Market.

           Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

           (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Stock, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriter such documents as they may reasonably request for the purpose of enabling them to render such opinion.

           (d) You shall have received a letter prior to the effective date of the Registration Statement and again on and as of the First Closing Date from BDO Seidman, LLP, independent public accountants for the Company, substantially in the form approved by you, and including estimates of the Company's revenues and results of operations for the period ending at the end of the month immediately preceding the effective date and results of the comparable period during the prior fiscal year.

           (e) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date, (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,
       (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or any development involving a prospective material adverse change in the respective businesses, properties or conditions (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company or any of its Subsidiaries from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the neither Company nor any of its Subsidiaries shall have incurred any material liabilities or agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or any of its Subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or any of its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the respective businesses, properties, conditions (financial or otherwise), results of operations or general affairs of the Company or any of its Subsidiaries, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

           (f) Upon exercise of the option provided for in Section 3(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Stock referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

               (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter.

               (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of DeMartino, Finkelstein, Rosen & Virga, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 5(b), except that such opinion, where appropriate, shall cover the Option Stock.

               (iii) At the Option Closing Date there shall have been delivered to you a signed opinion of DeMartino, Finkelstein, Rosen & Virga, counsel for the Selling Stockholder, dated the Option Closing Date, to the effect that:

                         (A) this Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholder;

                         (B) to such counsel's knowledge, after due inquiry, the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under this Agreement, the Custody Agreement and the Power of Attorney of the Selling Stockholder will not contravene any provision of laws of the United States or of New York, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of the Selling Stockholder, except such as may be required by the securities or "blue sky" laws of the various states in connection with offer and sale of the Stock;

                         (C) each of the Custody Agreement and the Power of Attorney of the Selling Stockholder has been duly executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder;

                         (D) assuming the Underwriter acquires its interest in the Stock to be sold by the Selling Stockholder in good faith and without notice of any adverse claims, delivery of the Stock to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Stock free and clear of any security interests, claims, liens, securities interest and other encumbrances; and

               (iii) At the Option Closing Date there shall have been delivered to you a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Option Closing Date, in form and substance satisfactory to Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to
           Section 5(e).

               (iv) At the Option Closing Date there shall have been delivered to you a letter in form and substance satisfactory to you from BDO Seidman, LLP, dated the Option Closing Date and addressed to the Underwriters confirming the information in their letter referred to in Section 5(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

               (v)       All proceedings taken at or prior to the Option
           Closing Date in connection with the sale and issuance of the Option Stock shall be satisfactory in form and substance to you, and you and Bachner, Tally, Polevoy & Misher LLP, counsel to the Underwriter, shall have been furnished with all such documents, certificates, affidavits and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholder or their compliance with any of the covenants or conditions contained herein.

           (g) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Common Stock and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall advise the Underwriter of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

       If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be cancelled at, or at any time prior to, each Closing Date by the Representative. Any such cancellation shall be without liability of the Underwriter to the Company or the Selling Stockholder.

       6.  Conditions of the Obligations of the Company.  The obligation of the
           ---------------------------------------------
Company to sell and deliver the Stock is subject to the following conditions:

           (a) The Registration Statement shall have become effective not later than 10:00 A.M. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Underwriter may agree to in writing.

           (b) At the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

       If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company and the Selling Stockholders to sell and deliver the Stock on exercise of the option provided for in Section 3(b) hereof shall be affected.

       7.  Indemnification.
           ---------------

           (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys'
fees), to which the Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, the Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Stock under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

           (b) To the extent the over-allotment option is exercised and the Selling Stockholder sells Stock hereunder, the Selling Stockholder agrees to indemnify and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company with the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein; provided,
                                                                      --------
however, that with respect to any amount due to an indemnified person under this
-------
Section 7, the Selling Stockholder shall be liable only the extent of the net proceeds received by the Selling Stockholder from the sale of the Selling Stockholder's Stock; provided further, however, that the indemnification
                     -------- -------  -------
provided by the Selling Stockholder to the Company shall only be with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto. The Underwriter will make no claim hereunder of the Selling Stockholder until a period of at last six months after the Underwriter have made a claim against the Company hereunder and such claim remains unsatisfied or has been rejected.

           (c) The Underwriter will indemnify and hold harmless the Company, the Selling Stockholder, each of the Company's directors, each nominee (if any) for director of the Company named in the Prospectus, each of the Company's officers who have signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or the Selling Stockholder or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (i) in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by you specifically for use in the preparation thereof and (ii) relates to the transactions effected by the Underwriter in connection with the offer and sale of the Stock contemplated hereby. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

           (d) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and in the judgment of the Underwriter, it is advisable for the Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

     8.    Contribution.  In order to provide for just and equitable
           ------------
contribution under the Act in any case in which (i) the Underwriter makes claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriter, then the Company and each person who controls the Company and the Selling Stockholder, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriter is responsible, and the Company and the Selling Stockholder shall be responsible for the remaining portion, provided, however, that the Selling Stockholder shall not be required to contribute an amount in excess of the amount of net proceeds from the sale of the Selling Stockholder's Stock, and further provided that (a) if such allocation is not permitted by applicable law then the relative fault of the Company, the Selling Stockholder and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Selling Stockholder, or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company , the Selling Stockholder and the Underwriter agree that (a) it would not be just and equitable if the respective obligations of the Company and the Selling Stockholder and the Underwriter to contribute pursuant to this Section 8 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriter and its controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 8, (b) that the contribution of the Underwriter shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which the Underwriter is responsible and
(c) that the Selling Stockholder shall not be required to contribute an amount in excess of the amount of net proceeds from the sale of the Selling Stockholder's Stock. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the term "Underwriter" includes any officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the Act and the words "Company" and "Selling Stockholder" include any officer, director, or person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons, and the Selling Stockholder and its controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company, the Selling Stockholder and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

       9.  Costs and Expenses.
           ------------------

           (a) The Selling Stockholder agrees to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Stock being sold by the Selling Stockholder and (ii) the Selling Stockholder's pro rata share (determined by
                                               --- ----
dividing the number of shares of Stock sold by the Selling Stockholder by the total number of shares of Stock sold by the Company and the Selling Stockholders in the aggregate) of all costs and expenses incident to the performance of the obligations of the Selling Stockholder and the Company under this Agreement, and the fees, disbursements and expenses of counsel for the Selling Stockholder; provided, however, that the Selling Stockholder shall not be liable for the aforementioned expenses to the extent such expenses are paid by the Company.

           (b) Whether or not this Agreement becomes effective or the sale of the Stock to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company; provided however that the Selling Stockholder shall not be liable for the aforementioned expenses to the extent such expenses are paid by the Company and of the Company's accountants; the costs of investigative reports regarding the Company, its principal stockholders and/or its officers and directors and each of its Subsidiaries; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Stock contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriter, in connection with the qualification of the Stock under the state securities or blue sky laws which the Underwriter shall designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Selling Agreement, Underwriter's Questionnaire, Underwriter's Power of Attorney and the Blue Sky Memorandum, any fees relating to the listing of the Common Stock on the Nasdaq National Market or other securities exchange, the cost of printing the certificates representing the Stock, the fees of the transfer agent, the cost of publication of at least three "tombstones" of the offering (at least one of which shall be in a national business newspaper and one of which shall be in a major New York newspaper and the cost of preparing at least four hard cover "bound volumes" relating to the offering for individuals designated by the Underwriter. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all cost and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 4(a) of this Agreement except as otherwise set forth in said Section.

           (b) In addition to the foregoing expenses the Company shall at the First Closing Date pay to Commonwealth Associates in its individual rather than representative capacity, a non-accountable expense allowance of $________ of which $35,000 has been paid. In the event the overallotment option is exercised, the Company shall pay to Commonwealth Associates at the Option Closing Date an additional amount equal to 1% of the gross proceeds from the sale of Stock by the Company on exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall be liable for the accountable expenses of the Underwriter, including legal fees. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty herein, the Company shall be liable for the accountable expenses of the Underwriter, including legal fees.

           (c) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Company, the Underwriter or such other person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

       10. Effective Date.  The Agreement shall become effective upon its
           --------------
execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first commence the initial public offering by the Underwriter of any of the Stock.
The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Stock, or the time when the Stock is first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 4(c), 7, 8, 9, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

       12. Termination.
           -----------

           (a) This Agreement, except for Sections 4(c), 7, 8, 9, 12, 13, 14,
15 and 16 hereof, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Stock agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree;
(ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by federal or New York state authorities; (v) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions having occurred; (vi) a pending or threatened legal or governmental proceeding or action relating generally to either of the Company's or any of its Subsidiaries businesses, or a notification having been received by the Company or any of its Subsidiaries of the threat of any such proceeding or action, which could materially adversely affect the Company or any of its Subsidiaries;
(vii) except as contemplated by the Prospectus, the Company or any of its Subsidiaries are merged or consolidated into or all or substantially all of the capital stock or assets of the Company or any of its Subsidiaries are acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs;
(viii) the passage by the Congress of the United States or by any state legislative body, or federal or state agency or other authority of any act, measure, rule or regulation, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material impact on the respective businesses, financial conditions or financial statements of the Company or any of its Subsidiaries or the market for the securities offered pursuant to the Prospectus; (ix) any adverse change in the financial or securities markets beyond normal market fluctuations, having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the respective earnings, businesses, prospects or general conditions of the Company or any of its Subsidiaries, financial or otherwise, whether or not arising in the ordinary course of business.

           (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

       12. Warrants.  At or before the First Closing Date, the Company will sell
           --------
to Commonwealth Associates, or its designees for a consideration of $200, and upon the terms and conditions set forth in the form of Warrant annexed as an exhibit to the Registration Statement, Warrants to purchase an aggregate of 200,000 shares of Common Stock of the Company. In the event of conflict in the terms of this Agreement and the Warrants, the language of the Warrants shall control.

       13. Representations, Warranties and Agreements to Survive Delivery.  The
           --------------------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company or its Principal Stockholder and the Selling Stockholder where appropriate, and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors or any controlling person or the Selling Stockholder and will survive delivery of and payment of the Stock and the termination of this Agreement.

       14. Notice.  Any communications specifically required hereunder to be in
           ------
writing, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at Commonwealth Associates, 733 Third Avenue, New York, New York 10017 with a copy sent to Bachner, Tally, Polevoy & Misher LLP,
380 Madison Avenue, New York, New York 10017, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 45 West 36th Street, New York, New York 10018, with a copy sent to DeMartino, Finkelstein, Rosen & Virga, 1818 N Street, N.W., Washington D.C. 20036.

       15. Parties in Interest.  The Agreement herein set forth is made solely
           -------------------
for the benefit of the Underwriter, the Company and, to the extent expressed, the Principal Stockholders, the Selling Stockholder and any person controlling the Company or the Underwriter or the Selling Stockholder, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Stock.

       16. Applicable Law.  This Agreement will be governed by, and construed in
           --------------
accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company, the Selling Stockholder and the Underwriter in accordance with its terms.

                                        Very truly yours,

                                        THINK NEW IDEAS, INC.


                                        By:
                                            ------------------------------------
                                            Scott Mednick, Chairman and Chief
                                            Executive Officer

                                        The Selling Stockholder named in
                                        Schedule A hereto, acting generally

                                        By:
                                            ------------------------------------
                                                       Attorney-in-fact


       The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                        COMMONWEALTH ASSOCIATES


                                        By:
                                            ------------------------------------
                                            Robert Beuret, Vice Chairman


                                        By:
                                            ------------------------------------
                                            Basil Aschuitto, Chief Operating
                                            Officer

We hereby agree to be bound by the provisions of 3(k),(l), and (n) and 13 hereof.


----------------------------------------

----------------------------------------

----------------------------------------

                                   SCHEDULE A

                                                                     Maximum
                                                                Number of shares
                                                                 of Option Stock
      Selling Stockholder                                           To be Sold
      -------------------                                       ----------------
Benchmark Equity Group                                                 200,000



                                                          Total:       200,000
                                                                       -------

                                                                     ===========

                                   SCHEDULE B


                                                                   State of
        Subsidiary                                               Incorporation
      --------------                                           -----------------

Scott Mednick & Associates, Inc.

On Ramp, Inc.

Internet One, Inc.

Creative Resources Agency, Inc.

S.D. Goodman Group, Inc.

NetCube Corporation

                                   SCHEDULE C


                                                             Number of shares
    Principal Stockholders                                     of Note Stock
    ----------------------                                   ----------------